Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10/A of A2Z Smart Technologies Corp. of our report dated March 31, 2022 relating to the consolidated financial statements, which is filed as an exhibit to A2Z Smart Technologies Corp.’s Annual Report on Form 40-F for the year ended December 31, 2021. We also consent to the reference to us under the heading, “Interests of Experts” in the Preliminary Short Form Base Shelf Prospectus which forms part of such Registration Statement.

Tel Aviv, Israel	/s/ Ziv Haft
July 27, 2022	Certified Public Accountants (Isr.)
BDO Member Firm
Tomer Fromovich, Audit Partner